EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-63131, No. 333-67115, No. 333-129752, and No. 333-198181) and Form S-3 (No. 333-173818 and No. 333-178169) of Quality Systems, Inc. of our report dated May 22, 2015 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Orange County, California
May 22, 2015